UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011 (June 9, 2011)

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 2345,
Abingdon, VA 24212
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 9, 2011, Alpha Appalachia Holdings, Inc. (formerly Massey Energy Company, “Massey”), a subsidiary of Alpha Natural Resources, Inc. (“Alpha”), issued an Amended and Restated Notice of Fundamental Change (the “Notice”) relating to Massey’s 3.25% Convertible Senior Notes due 2015 (the “Notes”) which amends and restates the original Notice of Fundamental Change sent on June 6, 2011.  According to the Notice, holders of the Notes will have the right to require Massey to repurchase any outstanding Notes on July 5, 2011 (the “Repurchase Date”) at a purchase price of 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to but excluding the Repurchase Date. A copy of the Notice is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Amended and Restated Notice of Fundamental Change issued June 9, 2011 by Alpha Appalachia Holdings, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

June 14, 2011	By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Amended and Restated Notice of Fundamental Change issued June 9, 2011 by Alpha Appalachia Holdings, Inc.